SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            US GLOBAL NANOSPACE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                         3-3720542
-------------------------------------------           --------------------------
   (State or other jurisdiction                          (I.R.S. Employer
of incorporation or organization)                       Identification No.)

   2533 North Carson Street, Suite 5107
          Carson City, Nevada                                   89706
-------------------------------------------           --------------------------
  (Address of principal executive offices)                    (Zip Code)

         US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                  John Robinson
                      2533 North Carson Street, Suite 5107
                            Carson City, Nevada 89706
    ------------------------------------------------------------------------
                (Name and address of agent for service)

                                 (775) 841-3246
    ------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               Proposed maximum      Proposed maximum
 Title of Securities        Amount to be      offering price per    aggregate offering        Amount of
   to be registered        registered(1)           share(2)              price(2)        registration fee(3)
----------------------- --------------------- -------------------- --------------------- --------------------

----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                 30,000,000              $0.12              $3,600,000             $423.72
----------------------- --------------------- -------------------- --------------------- --------------------
TOTAL                        30,000,000              $0.12              $3,600,000             $423.72
----------------------- --------------------- -------------------- --------------------- --------------------

(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under this US Global Nanospace, Inc. Amended and Restated 2002 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Over-The-Counter Bulletin Board on September 7, 2005.

(3) Calculated pursuant to General Instruction E on Form S-8.

                       GENERAL INSTRUCTION E INFORMATION

      This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

      The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 26, 2002 (File No. 333-97213) are hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the employees, as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item  5. Interests of Named Experts and Counsel.

      Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Both Richardson & Patel LLP and its principles have accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, they may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Richardson & Patel LLP and its principles collectively own 1,834,641 shares of our common stock.

Item  8. Exhibits.

                  5.       Opinion regarding legality (including consent)*
                  10. US Global Nanospace, Inc. 2002 Amended and Restated 2002 Stock Plan, as amended on September 8, 2005*
                  23.      Consent of Grobstein, Horwath & Company LLP*

                  *Filed herewith.

Item  9. Undertakings

      (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution; (2) that, for the purpose of determining liability under the Securities Act of 1933, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada on the 12th day of September 2005.

                                         US GLOBAL NANOSPACE, INC.

                                         By: /s/ Carl Gruenler
                                            ------------------------------------
                                         Carl Gruenler, Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

September 12, 2005
                                         /s/ Carl Gruenler
                                         ---------------------------------------
                                         Carl Gruenler, Chief Executive Officer

September 12, 2005
                                         /s/ John Robinson
                                         ---------------------------------------
                                         John Robinson, Director

September 12, 2005
                                         /s/ Julie Seaman
                                         ---------------------------------------
                                         Julie Seaman, Director and Chief
                                         Financial Officer